EXHIBIT 10.12

CONFIDENTIAL TREATMENT REQUESTED

MASTER LICENSE AND SERVICES AGREEMENT

ENTERPRISE AGREEMENT

This Master License and Services Agreement (“Agreement”) is entered into                      (“Effective Date”) by and between Brightmail Incorporated, a California corporation (“BMI”) with principal offices at 301 Howard Street, Suite 1800, San Francisco, CA 94105 and Microsoft Corporation, a Washington corporation (“Company”), with principal offices at One Microsoft Way, Redmond, WA 98052-6399.

WHEREAS, BMI develops and licenses client/server software, including related services, which enable Enterprise customers to reduce or eliminate unwanted and/or unsolicited email messages.

WHEREAS, Company, a software publisher, provides Internet access and electronic mail services to its employees. (“Enterprise”).

WHEREAS, Company desires to license BMI’s software and subscribe to its services and BMI desires to grant and render the same.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree to the following terms and conditions, which set forth the rights, duties and obligations of the Parties:

1. DEFINITIONS

1.1 “Company Email Service” means the Company’s internet-based email services provided to End Users and which are enabled via Company’s mail transfer agent (“MTA”) as described in Exhibit A.

1.2 “End User” is the employee, also called Blue Badge employees, and authorized by Company as a user of an email mailbox account (“Email Account”) hosted by the Company Email Service.

1.3 “Documentation” is BMI’s standard system administrator documentation that outlines the system architecture and its interfaces. It includes comprehensive guides on installation and operations, and on application program interfaces (“API”).

1.4 “Documentation” is BMI’s standard system administrator documentation that outlines the system architecture and its interfaces. It includes comprehensive guides on installation and operations, and on application program interfaces (“API”).

1.5 “Product” or the “Brightmail™ Solution Suite” is the Software in object code format, Services, and Documentation. Any Rules, Rule Updates, Updates, and Upgrades that BMI releases become part of the Software.

1.6 “Rule(s)” are explicit, conditional statements, or criteria, that is used and created by BMI to detect and filter Unwanted Email.

1.7 “Rule Update(s)” are updates to the Rules.

1.8 “Server(s)” is a combination of the Software, residing on certain hardware, performing certain processes and functions at Company’s facility which filter incoming End User email and divert, reject discard, or disinfect messages suspected to be Spam and/or Viruses.

1.9 “Service(s)” means (i) the provision of the Software functionality, including Updates, and Upgrades, (ii) the creation of Rules and Rules Updates, and (iii) the provision of “second line” support as described in Exhibit B attached hereto. Services referenced under this Section 1.9 exclude any professional or consulting services referenced under the provisions of Section 6 or Exhibit A Below.

1.10 “Software” is (i) BMI’s proprietary email-filtering software product, (ii) any third party software products which may be integrated with BMI’s email-filtering software product, (iii) Updates and Upgrades, and (iv) Documentation. The Software is more fully described in Exhibit A.

1.11 “Spam” is the mass electronic distribution of unsolicited, bulk email to individual email accounts or email lists. Also referred to as “junk email” or “bulk email”.

1. “Updates” are minor updates, error corrections and bug fixes that do not add significant new functions to the Software, and that are released by BMI or its third party licensors. Updates are designated by an increase to the Software’s release number to the right of the decimal point (e.g., Software 1.0 to Software 1.1). The term Updates specifically excludes Upgrades or new software versions marketed and licensed by BMI as a separate product.

1.12 “Upgrade(s)” are revisions to the Software, which add new enhancements to existing functionality, if and when it is released by BMI or its third party licensors, in their sole discretion. Upgrades are designated by an increase in the Software’s release number, located to the left of the decimal point (e.g., Product 1.x to Product 2.0). In no event shall Upgrades include any new versions of the Software marketed and licensed by BMI or its third party licensors as a separate product.

1.13 “Virus(es)” is a program or code that replicates, that infects another program, boot sector, partition sector or document that supports macros by inserting itself or attaching itself to the medium. Viruses may be “worms” and “trojan horses”.

2. ENTERPRISE LICENSE GRANT. BMI grants to Company, its current and future directly and indirectly majority-owned subsidiaries, and affiliates in which Company has an ownership equal to fifty percent (50%) or more, a non-exclusive, worldwide, non-transferable license to use, reproduce, and install the Product on Servers in machine readable object code form and to use related Documentation provided by BMI for Company’s internal business purposes, solely in connection with the provision of Email Accounts to End Users as part of the Company Email Service. The duration and scope of this license is further defined in Exhibit A. Company will guarantee the obligations and performance of its subsidiaries and affiliates, hereunder.

3. PROPRIETARY RIGHTS

3.1 Proprietary Rights. Title to and ownership of the Product, and other materials provided by BMI to Company will remain the exclusive property of BMI and/or its third party licensors.

3.2 Proprietary Notices. Company and its employees and agents will not remove or alter any BMI trademarks, or other proprietary notices, legends, symbols, or labels appearing on or in copies of the Product or other materials delivered to Company by BMI.

4. NO OTHER RIGHTS. Except as expressly provided herein, no right, title or interest in any Product is granted by BMI to Company.

5. DELIVERY AND ACCEPTANCE. BMI will electronically deliver one (1) copy of the Software and the Documentation to Company. Company will have a maximum of thirty (30) days from the Delivery Date to install, test and accept the Product (“Acceptance Period”), provided that any use of the Software by Company during this period or thereafter which permits End Users to access the benefits of the Service, shall be deemed to constitute

CONFIDENTIAL TREATMENT REQUESTED

acceptance. Acceptance is the acknowledgement from Company that (i) the Product successfully integrates into Company’s technical environment, (ii) Rule delivery is successful, and (iii) functional testing of Product features is complete and satisfactory. Both Parties will sign Exhibit C, the Service Activation Form, to confirm Acceptance and commence the provision of the Services. In the event that Company fails to provide a written rejection of the Product (stating the reasons for its nonacceptance) during the Acceptance Period, the Product will be deemed Accepted.

6. PROFESSIONAL AND CONSULTING SERVICES.

6.1 Integration Services. BMI agrees to provide professional or consulting services to assist Company in integrating the Product with Company’s MTA. The scope and fees for such integration services shall be set forth on Exhibit A or in the applicable professional or consulting services Agreement.

6.2 Training Services. BMI will provide training on the Product. The scope and fees for such training services shall be set forth on Exhibit A or in the applicable professional or consulting services agreement.

6.3 Other Services. If needed by Company, BMI will use reasonable efforts to provide additional consulting or professional services upon Company’s written request. All such services will be provided pursuant to the provisions of Exhibit A or in a separate consulting or professional services agreement. The fees for such consulting or professional services will be set in accordance with BMI’s then-current reasonable fee schedule.

6.4 Ownership. Unless otherwise agreed in writing, any programs, inventions, concepts, documentation, specifications or other written or graphical materials and media created or developed by BMI without the inclusion of any Confidential Information of Company during the course of its performance of this Agreement, or any related consulting or professional service agreements, including all copyrights, patents, trade secrets, trademark, moral rights or other intellectual property rights (“Intellectual Property Right(s)”) associated with the performance of such work shall belong exclusively to BMI and shall, in no way be considered a work made for hire for Company within the meaning of Title 17 of the United States Code (Copyright Act of 1976).

7. TRADEMARKS

7.1 General. Company agrees to refer to its email-filtering product, if it is the same as the Product, as the Brightmail™ Solution Suite; and/or with the phrase “powered by Brightmail” and/or with any third party licensor trademarks specified by BMI Company also agrees to display the foregoing marks on the following Product features, should they exist:

7.1.1 the web browser interface used to display email suspected to be Spam or Virus impacted, or

7.1.2 on Notifier. See Section 7.3, below.

7.2 Grant of Rights. Company is hereby granted, throughout the term, a limited, non-exclusive, worldwide, nontransferable license to use those BMI trademarks, logos, service marks and trade names (collectively called “BMI Trademarks”) in the form provided by BMI in connection with its obligations under this Section 8, and in accordance with the BMI Trademark guidelines or third party licensor trademark guidelines (“Guidelines”) found or referenced at http://www.brightmail.com/trademark.html as updated from time to time. Company agrees that it will not use any BMI Trademarks or third party licensor trademarks in a manner inconsistent with the Guidelines, or register any BMI Trademarks or third party licensor trademarks in Company’s name, or permit any other third party to register any such trademarks.

7.3 Notice to End Users. Depending upon the available space, and at its discretion, Company will include a banner statement on all electronic notices sent to the End Users receiving the benefit of the Product (“Notifier”). BMI and Company will mutually agree to the format of the banner statement.

8. FEES AND PAYMENTS

8.1 Fees. Company will pay to BMI the Product fees (“Fees”) in accordance with the provisions of Exhibit A. All Fees are non-refundable. Notwithstanding the foregoing both Company and BMI will work together to avoid service interruption due to Company’s modification or replacement of its software, but in the event company introduces beta software on its production mail servers, which causes a need to interrupt the BMI service for greater than 7 days, *.

Company will, when possible, give BMI 14 days notice when a major change is being made and such change has the likeliness of impacting the performance of BMI software.

8.2 Late Payments. All amounts not paid when due under this Agreement will accrue interest at the lesser of one and one-half percent (1.0%) per month or the maximum rate permitted under applicable law.

8.3 Taxes. All prices are exclusive of all taxes, duties or levies, however they are designated or computed, Company will be responsible for, and pay all taxes based on payments due under this Agreement including, but not limited to, sales, use, or value-added taxes, duties, withholding taxes and other assessments now or hereafter imposed, exclusive of taxes based upon BMI’s net income.

8.4 Company’s Reports of Use. On a monthly basis, Company will report and certify to BMI the total monthly number of Mailboxes in sufficient detail to permit the proper calculation of all fees owed to BMI. Company must report either (i) all Mailboxes existing on Company’s email system, or (ii) the number of Mailboxes receiving the benefits of the Services, as noted in Exhibit B.

8.5 Audit of Use. Company will maintain records to track the number of Mailboxes. BMI will have the right to audit no more than once per twelve (12) month period throughout the term of the Agreement, to confirm the accuracy of the number of Mailboxes reported to BMI, and compliance with any other terms and conditions of the Agreement. This right will survive (2) years after termination of the Agreement. Audit will take place during normal business hours and in accordance with Company’s standard security procedures. BMI must give a prior written notice to and five (5) business days in advance of the desired date. The audit will be conducted at BMI’s expense unless such audit reveals an underpayment to BMI in excess of five percent (5%) for the period being audited, in which case Company will bear the reasonable, applicable expenses of the audit.

8.6 Expenses. Except as otherwise provided hereunder or as otherwise agreed to in writing between the Parties each Party is responsible for its own expenses incurred in its own performance hereunder. Any costs or expenses incurred by the Parties will be at the Party’s sole risk and upon the Party’s independent business judgment that such costs and expenses are appropriate.

9. LIMITED WARRANTY AND WARRANTY DISCLAIMERS

9.1 Limited Warranties. BMI WARRANTS TO COMPANY THAT THE PRODUCT, WHEN PROPERLY INSTALLED AND PROPERLY USED IN ACCORDANCE WITH INSTRUCTIONS PROVIDED TO COMPANY BY BMI, WILL SUBSTANTIALLY CONFORM TO THE SPECIFICATIONS IN THE DOCUMENTATION FOR A PERIOD OF NINETY (90) DAYS FROM THE ACCEPTANCE DATE (“WARRANTY PERIOD”). FOR ANY BREACH OF THE WARRANTY CONTAINED IN THIS SECTION 9.1, COMPANY’S EXCLUSIVE REMEDY AND BMI’S ENTIRE LIABILITY, WILL BE PROMPT CORRECTION OF ANY ERROR OR NONCONFORMITY, PROVIDED THAT THE NONCONFORMITY HAS BEEN REPORTED TO BMI BY COMPANY WITHIN THE WARRANTY PERIOD, THIS WARRANTY IS MADE SOLELY TO COMPANY AND IS NOT TRANSFERABLE TO ANY END USER OR OTHER THIRD PARTY.

CONFIDENTIAL TREATMENT REQUESTED

NOTWITHSTANDING THE FOREGOING, THE ANTI-VIRUS COMPONENT OF THE PRODUCT IS PROVIDED TO COMPANY ON AN “AS-IS” BASIS WITH NO WARRANTY OF ANY KIND FROM BMI AND/OR ITS THIRD PARTY LICENSOR.

9.2 WARRANTY DISCLAIMER. THE EXPRESS WARRANTIES SET FORTH IN SECTION 9.1 OF THIS AGREEMENT CONSTITUTE THE ONLY PERFORMANCE WARRANTIES WITH RESPECT TO THE PRODUCT. BMI AND/OR ITS THIRD PARTY LICENSORS MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, OR STATUTORY (EITHER IN FACT OR BY OPERATION OF LAW), AND EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NEITHER BMI NOR ITS THIRD PARTY LICENSORS WARRANT THAT THE PRODUCT IS ERROR-FREE OR THAT OPERATION OF THE PRODUCT WILL BE UNINTERRUPTED.

9.3 Company represents and warrants that it is an Enterprise and as such, it provides such services to its employees, agents and/or contractors.

10. MAINTENANCE AND SUPPORT SERVICES

10.1 Company’s First Line Support obligations and BMI’s Second Line Support obligations are defined in Exhibit B.

11. INDEMNITY

11.1 Indemnification by BMI. BMI will defend, indemnify and hold Company harmless from any third-party suit or action against Company to the extent such suit or action is based on a claim that the Product infringes any U.S. patent, copyright, trademark or trade secret or other intellectual property right held by such third party; and BMI will pay those damages finally awarded against Company in any monetary settlement of such suit or action. These obligations do not include any claims that arise from the use of the Product in violation of this Agreement or in combination with third party software or hardware not supplied by BMI, or any modification made to the Product by anyone other than BMI. The indemnity obligations set forth in this Section are contingent upon: (a) Company giving prompt written notice to BMI of any such claim(s); (b) BMI having sole control of the defense or settlement of the claim; and (c) at BMI’s request and expense, Company cooperating in the investigation and defense of such claim(s). In the event that the continued use of the Product is enjoined by a court of competent jurisdiction, BMI, at its election will, at its own cost and expense, either (a) procure for Company the right to continue the use of the Product; (b) modify or replace the Product in such a way that the use thereof does not infringe; or as a last resort in the neither of the foregoing alternatives is reasonably feasible, (c) terminate this Agreement by notice to Company and refund to Company an equitable portion of the Fees.

11.2 Indemnification by Company. Company will defend, indemnify and hold BMI harmless from any third-party claim or suit brought against BMI, including a claim or suit initiated by an End User, to the extent such suit or action is based on a claim arising from (i) Company’s use of the Product with any hardware or software that infringes the Intellectual Property Right of a third party in the case where the Product alone would not have infringed in the absence of the combination, (ii) any use of the Product by Company which deviates from the provisions of this Agreement, and (iii) a negligent act or omission of Company in connection with this Agreement Company will pay those damages finally awarded against BMI by a court of competent jurisdiction in any monetary settlement of such suit or action and all reasonable associated costs that are specifically attributable to such claim. The indemnity obligations set forth in this Section are contingent upon (a) BMI giving prompt written notice to Company of any such claim(s); (b) Company having sole control of the defense or settlement of the claim; and (c) at Company’s request and expense, BMI cooperating in this investigation and defense of such claim(s). To the maximum extent permitted by applicable law, this Section states the entire indemnification obligations and liability of Company with respect to claims subject to this Section.

12. TERM AND TERMINATION

12.1 Term. Unless terminated as set forth herein, this Agreement will commence on the Effective Date, and will continue for the length of time specified in Exhibit A (“Initial Term”). Thereafter, this Agreement will automatically renew on the Acceptance Date anniversary for additional one (1) year periods unless either Party gives notice of its intent not to renew, at least sixty (60) days prior to the expiration of the Initial Term, or any one (1) year renewal thereof. The Initial Term and any renewals will collectively be referred to as “Term”.

12.2 Termination. Either Party may terminate this Agreement for its convenience with a sixty (60) day prior written notice after the second (2nd) year of Services. If either Party defaults in the performance of any material provision of this Agreement, then the non-defaulting Party may terminate the Agreement upon thirty (30) days’ written notice if the default is not cured during such thirty (30) day period. This Agreement may be terminated by one Party immediately at any time, without notice, upon (i) the institution by or against the other Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of such Party’s debts, (ii) such other Party making a general assignment for the benefit of creditors, or (iii) such other Party’s dissolution.

12.3 Effect of Termination of Expiration Return of Materials. The license granted in Section 2 will immediately terminate upon the effective date of the termination or expiration. Within thirty (30) calendar days after termination or expiration of this Agreement, Company will deliver to BMI or destroy all copies of the Product and furnish to BMI a certification signed by an officer of Company verifying that such delivery or destruction has been fully effected.

13. CONFIDENTIALITY.

13.1 BMI and Company will, from time to time, in connection with the performance of this Agreement, disclose Confidential Information to each other. Each Party agrees to hold in confidence such Confidential Information of the other party to the same extent that it protects its won similar Confidential Information (and in no event using less than a reasonable degree of care) and to use such Confidential Information only as permitted under this Agreement. The receiving Party will not provide the Confidential Information of the disclosing Party to any third party nor may it disclose such information to any receiving Party employee who has not entered into an agreement with the receiving Party containing confidentiality provisions covering the Confidential Information that are at least as restrictive as those set forth in this Agreement. For purposes of this Agreement “Confidential Information” means (i) information of a party marked “Confidential” reasonably considered by the disclosing party to be of a proprietary or confidential nature; provided that the Product, email probe addresses, information disclosed in design reviews and any pre-production releases of the Product provided by BMI will be expressly designated Confidential Information whether or not marked as such and (ii) any information which under the circumstances surrounding disclosure ought to be considered confidential. Each Party agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information.

13.2 Exceptions. The foregoing restrictions will not apply with respect to any Confidential Information which (i) was or becomes publicly known through no fault of the receiving Party; (ii) was rightfully known or becomes rightfully known to the receiving Party without confidential or proprietary restriction from a source other than the disclosing Party; (iii) is independently developed by the receiving Party without reference to the Confidential Information; (iv) is approved by the disclosing Party for disclosure without restriction in a written document which is signed by a duly authorized officer of such disclosing Party; and (v) the receiving Party is legally compelled to disclose; provided that the receiving Party has given the disclosing Party reasonable notice and opportunity to contest such compulsion to disclose.

CONFIDENTIAL TREATMENT REQUESTED

Notwithstanding anything to the contrary herein, the Parties will be free to use, develop, and employ their general skills, know-how, and expertise, and to use, disclose, and employ any generalized know-how, or skills gained or learned during the course of this Agreement, through such information retained solely in the unaided memory of the Party receiving the Confidential Information. The foregoing will not be deemed to grant to either Party a license of any kind.

13.3 Restrictions. Company will not decompile, reverse engineer, disassemble, or otherwise determine, or attempt to derive source code for any Product or Documentation, and agrees not to permit or authorize anyone else to do so. Company will not authorize or enable third parties to determine or attempt to determine the filtering rules used by the Product, under any circumstances.

14. GENERAL PROVISIONS

14.1 Notices. Any notice required or permitted by this Agreement must be in writing and must be sent by facsimile, recognized commercial overnight courier, or United States registered or certified mail, and must be evidence by a delivery confirmation receipt, however sent Notices will be addressed as set forth in Exhibit B.

14.2 Waivers and Amendment. The waiver by either Party of a breach of or a default under any provision of this Agreement will not be construed as a waiver of any subsequent breach of the same or any other provision of the Agreement, nor will any delay or omission on the part of either Party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy. No amendment or modification of any provision of this Agreement will be effective unless in writing and signed by a duly authorized signatory of BMI and Company.

14.3 Assignment No Conflict of Interest. Neither party may assign or otherwise transfer any of its rights, obligations or licenses hereunder, whether by law or otherwise, without the prior written consent of the other party, which consent will not be unreasonably withheld.

14.4 LIMITATION OF LIABILITY. EXCEPT FOR A BREACH OF SECTIONS 2, 3 OR 13 OF THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF SUCH PARTY RECEIVED ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION TO THE FOREGOING EXCEPTIONS, EXCEPT FOR BMI’S FAILURE TO INDEMNIFY COMPANY UNDER SECTION 11 ABOVE WHICH AMOUNT OF LIABILITY SHALL BE UNLIMITED, IN NO EVENT SHALL BMI’S AGGREGATE LIABILITY ARISING UNDER ANY PROVISION OF THIS AGREEMENT REGARDLESS OF WHETHER THE CLAIM FOR SUCH DAMAGES IS BASED IN CONTRACT, TORT, OR OTHER LEGAL THEORY, EXCEED THE TOTAL AMOUNT PAID TO BMI PURSUANT TO THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRIOR TO THE EVENT GIVING RISE TO SUCH LIABILITY.

14.5 Governing Law. This Agreement will be governed in all respects by the substantive laws of the State of California, United States of America (excluding conflict of laws rules) as applied to agreements entered into and to be performed entirely within the State of California between California residents, without regard to the U.N. Convention on Contracts for the International Sale of Goods.

14.6 Export Controls. Company understands and acknowledges that the Product is subject to regulation and licensing requirement imposed by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export, re-export or diversion of certain products and technology to certain countries and for particular end use applications without government approval.

14.7 Relationship of the Parties. The relationship of the Parties under this Agreement is that of independent contractors, and no agency, partnership, joint venture, or employment is created as a result of this Agreement and neither party nor its agents have any authority of any kind to bind the other party in any respect whatsoever.

14.8 Headings. The captions and section and paragraph headings used in this Agreement are inserted for convenience only and will not affect the meaning and interpretation of this Agreement.

14.9 Severability. If the application of any provision or provisions of this Agreement to any particular facts of circumstances will be held to be invalid or unenforceable by any court of competent jurisdiction, then; (a) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement will not in any way be affected or impacted thereby; and (b) such provision or provisions will be reformed without further action by the Parties, to and only to, the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances; and, in any event, the remainder of this Agreement will remain in full force and effect.

14.10 Force Majeure. Either Party will be excused from any delay or failure in performance hereunder, except the payment of monies by Company to BMI, caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to acts of God, earthquake, labor disputes and strikes, riots, war, novelty of product manufacture or other unanticipated product development problems, and governmental requirements. The obligations and rights of the Party so excused will be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay; provided that such Party will give notice of such force majeure event to the other Party as soon as reasonably possible.

14.11 Identification/Marketing. With the prior written approval of Company, BMI will have the right to use Company’s name in connection with BMI’s promotional activities and to identify Company as a customer of BMI, including, without limitation, as part of a customer reference list. BMI and Company agree to cooperate in the making of one or more press releases or other public announcements concerning Company’s use of the Product. Any such press release or announcement shall be subject to the prior written approval of both parties prior to release.

14.12 Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all proposals or prior agreements whether oral or written, and all communications between the Parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. The terms and conditions of this Agreement will prevail, notwithstanding any variance with any purchase order or other written instrument submitted by a Party, whether formally rejected by the other Party or not. The preprinted terms of any Company purchase order issued hereunder will be deemed stricken and of no force or effect. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

CONFIDENTIAL TREATMENT REQUESTED

14.13 Survival. The respective rights and obligations of BMI and Company under the provisions of sections 3, 4, 8, 12.3, 13, and 14 shall expressly survive any termination or expiration of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement effective as of the Effective Date.

Attached Exhibits:

A, License

B, Service

C, Service Activation Form

BRIGHTMAIL INCORPORATION		MICROSOFT CORPORATION

By:	/s/ Mike Irwin	By:	/s/ Mark Achzenick

Name:	Mike Irwin		Name: Marl Achzenick
Title:	VP Finance		Title: Sr. Business Mgr.
Date:	October 10, 2002		Date: October 10, 2002

COMPANY PURCHASE ORDER NUMBER: 2597685

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

LICENSE

Company will receive the following:

1.	THE PRODUCT.

a.	Software: Anti-Spam BSS, release 3.x.

b.	Company will provide BMI, with * email account addresses: *:

(i)	Company agrees to provide at least * of such email addresses, for BMI’s use in detecting content-related risks and for use in BMI’s internal research and development efforts.

(ii)	BMI will receive the Company Probes from Company within * of the Effective Date of the Agreement.

(iii)	Company and BMI will consider the Company Probes Confidential Information, notwithstanding anything contained herein to the contrary. The Parties’ obligations of confidentiality pertaining to the Company Probes will remain in effect for a period of * after the termination date of this Agreement. Company may not themselves, or through a third party, use the Company Probes for any purpose without the express written consent of BMI. Company will maintain Company Probes for * after termination.

Company specifically warrants that it will not process Spam in such a way as to negatively impact the Product, as determined by BMI in its sole discretion. Specifically, Company agrees that if it chooses to delete Spam instead of offering its End Users BMI’s Gray Mail Service, Company will not send any error-type messages to the senders of the Spam, notifying them that the Spam did not reach Company’s End User(s), or otherwise alerting the sender of Spam to presence of the Product. In addition, Company also agrees to defend, indemnify, and hold BMI harmless from any third-party suit (including suits brought by End Users) if Company deletes Spam without giving its End User(s) a reasonable absence to review the Spam.

2.	LICENSES GRANTED TO COMPANY FOR USE ON COMPANY’S EMAIL PLATFORM.

a.	Initial Term: Three (3) Years from the Acceptance Date.

b.	Territory: United States

c.	Sub-License: None.

d.	Other Licenses:

e.	The licenses granted by BMI to Company may only be used on the following:

Company’s MTA: Exchange 2000

Company’s Operating System (“OS”): Win2K

Other:

3.	FEES

License and Service Fees are for up to a total of * End Users or up to a total number of * Mailboxes at US $* a year throughout the term of the Agreement.

If the total number of End Users exceeds *, or the total number of Mailboxes exceeds *, the appropriate schedule will apply, as follows:

A.	Schedule For the Total Number of Mailboxes Exceeding *

* - * Mailboxes = $* per year;

* - * Mailboxes = $* per year;

* - * Mailboxes = $* per Mailbox per year;

Greater than * Mailboxes = $* per Mailbox per year.

CONFIDENTIAL TREATMENT REQUESTED

B.	Schedule For the Total Number of End Exceeding *

* - * End Users = $* per year;

* - * End Users = $* per year;

* - * End Users = $* per year;

* - * End Users = $* per year;

* - * End Users = $* per year;

Greater than * End Users = $* per End User per year.

Should both the total Number of Mailboxes and End Users exceed * and *, respectively, the greater of the two will apply.

Fees herein based on the total number of End Users or Mailboxes found on the Company’s Email Services.

4.	PROFESSIONAL AND CONSULTING SERVICE FEES

a.	Integration: *; plus all reasonable travel and expenses required in relation to installing the Product. BMI will provide up to two (2) days of Integration services.

b.	Training: * per trainer per day. BMI will provide up to two (2) days of training.

c.	Additional Service: To be provided in a separate agreement.

5.	REPORT OF USE

a.	On or before the Application Date, Company will report to BMI the number of Mailboxes existing on its email system.

b.	Within five (5) days of the last day of each quarter, Company will submit a quarterly report specifying the number of Mailboxes existing on its email system for the month just finished.

6.	PAYMENT TERMS

a.	Fees for the first year will be due and payable upon the Effective Date. Such Fee will be based on the greater of the number of Mailboxes existing on Company’s email system for the first year or the Maximum Commitment.

b.	Throughout the remaining term of the Agreement, BMI will invoice Company * before the anniversary date of the Acceptance Date.

c.	If the number of Mailboxes for a quarter exceeds the number of Mailboxes for which Company has already paid a Fee, or for which has been invoiced by BMI, BMI shall invoice Company for the difference (“Adjustment”). BMI will invoice Company for such Adjustments to the Fees within * of Company’s report to BMI.

d.	Company shall pay all invoices within * from date of invoice. BMI will process invoices owed by Company via Microsoft Invoice, stating, without limitation, all amounts due from Company to BMI under this Agreement. The foregoing invoice shall contain sufficient detail (including the separate itemization of the Support, Maintenance, license and any other fees under the Agreement) to allow Company to determine the accuracy of the amount(s) billed. All invoices shall be expressed and paid in U.S. dollars. Company shall remit all payments via ACH electronic payment to BMI’s financial institution as identified by BMI via Company’s ACH Electronic Payment Forms. Payment shall be deemed credited to Company’s account when received by BMI’s financial institution.

7.	NOTICES. Below is the contact information for the Parties:

BMI	COMPANY

Contract Contact: *	Contract Contact: *
Business Contact: *	Business Contact: *
Technical Contact: *	Technical Contact: *
301 Howard Street	Address: One Microsoft Way
Suite 1800
San Francisco, CA 94105	City/State/Zip: Redmond, WA 98052
Main Number: *	Main Number: *
Billing: *	Billing:
Fax: *	Fax: *

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

SERVICES

1. SECOND LINE SUPPORT. BMI will provide to the Company’s designated technical personnel “Second Line” technical support services for the then current release of the Product and the previous release, as follows:

a.	Prepare and send Rules promptly as they are created and release to all BMI customers.

b.	Respond to Company’s requests for escalation as it relates to the Service or Software.

c.	Acknowledge and respond accordingly to Company’s notification of any scheduled MTA maintenance and Architecture changes.

d.	Monitor Rules and Rule Updates and acknowledgements received from the Server(s).

e.	Monitor error responses received from the Server(s).

f.	Resend Rule and Rule Updates upon Company’s request.

g.	Work with Company to isolate and determine any issues related to network transmission errors.

h.	Provide twenty-four (24) hour customer service support for the Server and related Software errors or malfunction.

i.	Take appropriate corrective action on any Product defects. Error classification is determined by BMI, taking into consideration the input and suggestions of Company.

2. FIRST LINE SUPPORT. Company agrees to provide full “First Line” customer support to End Users and acknowledges that BMI will not be responsible for providing any such services. Company will ensure that a sufficient number of its employees are trained to provide competent First Line End User support, as follows:

a.	Maintain Servers.

b.	Monitor and respond to alarms associated with the Software.

c.	Notify BMI of suspected Software bugs.

d.	Provide seventy-two (72) hour notification to BMI of any scheduled mail center maintenance that may impact Service.

e.	Notify BMI of any fundamental changes in Company’s Architecture that may impact the Software and Service.

f.	Provide BMI with the information that is needed by BMI at the reasonable request, in order to provide Company with any technical and customer support service herein.

g.	Install and commence use of any Upgrades within ninety days (90) of receiving such Updates or Upgrades from BMI.